UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2013

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          On March 15, 2013, the Board of Directors (the “Board”) of Accuray Incorporated (“Accuray”) appointed Dr. Emad Rizk as a Class III member of the Accuray Board.  Prior to Dr. Rizk’s appointment to the Board, the Board approved, as permitted by the terms of Accuray’s Bylaws, an increase in the number of directors from 7 to 8. The Board has not yet determined any committee(s) on which Dr. Rizk might serve.  Dr. Rizk is expected to stand for re-election at Accuray’s 2015 annual meeting of stockholders, when his Class III term will expire. Dr. Rizk is an independent director under applicable Nasdaq rules.

Since 2003, Dr. Rizk has served as the President of McKesson Health Solutions (“McKesson”), a division of McKesson Corporation.  McKesson enables healthcare organizations that manage financial risk to compete successfully by helping payers and providers partner for better healthcare outcomes at lower costs.  Prior to joining McKesson, Dr. Rizk served as the lead partner and global director, medical management/pharmacy for Deloitte Consulting from 1994 to 2003.  Dr. Rizk currently serves on the board of directors of Disease Management Association of America, a nonprofit organization representing all aspects of the disease management community, and is a past vice-chairman of the National Clinical Advisory Board, a healthcare organization focused on providing insight into the future direction of healthcare, management and delivery of patient care.

Dr. Rizk will receive the same cash and equity compensation for service on the Board and Board committees, if any, as is currently paid to all other non-employees Board members of Accuray. Cash compensation is as follows: (1) for Board service, an annual cash retainer of $35,000 (up to four Board meetings); (2) if appointed to serve on a standing Board committee, additional annual fees of $10,000 for the Audit Committee (up to eight meetings), $5,000 for the Compensation Committee (up to six meetings) and/or $3,000 for the Nominating and Corporate Governance Committee (up to four meetings); and (3) for meetings in excess of the numbers stated above, $1,000 per meeting attended in-person or $500 per meeting attended telephonically.

Dr. Rizk’s equity compensation is as follows: (1) in connection with his initial appointment to the Board, a restricted stock unit (“RSU”) grant for that number of shares of common stock equal to $120,000 divided by the fair market value of one share of common stock on the grant date, prorated for the months of service between Dr. Rizk’s appointment on the Board and the next annual meeting of Accuray’s stockholders (the “Initial RSU Grant”); and (2) annually, on the last day of the month in which Accuray’s annual meeting of stockholders is held, an RSU grant for the number of shares of common stock equal to $120,000 divided by the fair market value of one share of common stock on the grant date, with full vesting on the one-year anniversary of the annual meeting of stockholders to which the grant relates (the “Annual RSU Grant”). Vesting of all RSUs granted at the Initial RSU Grant and any Annual RSU Grant thereafter accelerate in full in the event of a change in control of Accuray.

There are no arrangements or understandings between Dr. Rizk and Accuray pursuant to which Dr. Rizk was appointed as a director. In addition, Accuray is not aware of any related party transactions involving Accuray and Dr. Rizk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCURAY INCORPORATED

	By:	/s/ Darren J. Milliken
Darren J. Milliken
Senior Vice President, General
Counsel & Corporate Secretary

Date: March 20, 2013